Exhibit 10.2

DDS TECHNOLOGIES USA, INC.
2003 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, dated as of March 29, 2005 (the “Agreement”), is made by and between DDS Technologies USA, Inc., a Nevada corporation (the “Company”) and Spencer Sterling, an employee of the Company (the “Optionee”).

WHEREAS, the Company has adopted the DDS Technologies USA, Inc. 2003 Stock Option Plan (the “Plan”), providing for the grant to certain key employees, advisors, or directors of the Company or a Subsidiary of the Company, of options to purchase shares of common stock of the Company; and

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service, and has instructed the undersigned officer to execute and deliver this Agreement to the Optionee.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Optionee, on the Date of Grant, the option to purchase at the Exercise Price the number of Shares set forth below. This option will be a Non-Qualified Stock Option and not an Incentive Stock Option.

Number of Shares Subject to Option: 400,000

Date of Grant: March 29, 2005

Exercise Price: $1.00

Type of Option: x NQSO

(b) Stock Plan. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference.

SECTION 2. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time, or if a Committee has been appointed under Section 3(a) of the Plan, the Committee.

(b) “Cause” means “Cause” as defined in the Employment Agreement as of the Date of Grant.

(c) “Change in Control” means:

(i) the sale, exchange, transfer or other disposition of 50% or more in value of the assets of the Company to another Person or entity, except to an entity controlled directly or indirectly by the Company; or

(ii) the merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity and in which the historic shareholders of the Company continue to own less than 50% of the outstanding securities of the acquiror immediately following the transaction, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws is adopted.

Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred for purposes of this Plan (1) in the event of a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to, or a merger, consolidation or other reorganization involving the Company and the Optionee, alone or with other officers of the Company, or any entity in which the Optionee (alone or with other officers) has, directly or indirectly, at least a 25% equity or ownership interest; or (2) in a transaction otherwise commonly referred to as a “management leveraged buy-out.”

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Consultant” means a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.

(f) “Date of Grant” means the date of grant of this option as specified in Section 1 of this Agreement.

(g) “Director” means a member of the Board.

(h) “Employee” means any individual who is a common-law employee of the Company or a Subsidiary.

(i) “Employment Agreement” means, for any Optionee, an employment agreement between the Optionee and the Company or any Subsidiary in effect at the time of the grant of an Option under the Plan.

(j) “Exercise Price” means the amount for which one Share may be purchased upon exercise of this option, as specified in Section 1 of this Agreement.

(k) “Good Reason” means Good Reason as defined in the Employment Agreement as of the Date of Grant.

(l) “ISO” means an employee incentive stock option described in Section 422(b) of the Code.

(m) “NQSO” means a stock option not described in Section 422(b) of the Code.

(n) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

(o) “Purchase Price” means the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Service” means service as an Employee, Consultant or Director.

(r) “Share” means one share of Stock, issuable when this Option is exercised, as adjusted in accordance with Section 8 of the Plan (if applicable).

(s) “Stock” means the common stock of the Company.

(t) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of that date.

SECTION 3. RIGHT TO EXERCISE.

(a) Exercisability. Subject to subsection (b) below and the other conditions set forth in this Agreement and Plan, the option may be exercised prior to its expiration in accordance with the schedule set forth below.

(i) This option may be exercised with respect to the fraction of the Shares subject to this option, as set follows: options with respect to 100,000 shares shall be exercisable immediately. Thereafter, options with respect to an additional 100,000 shares shall become exercisable on each of the first, second and third anniversaries of the Date of Grant, provided that the Optionee is in Service on each of those dates.

(ii) This option shall become immediately fully exercisable in the event that the Opitonee’s Service with the Company and its Subsidiaries is terminated by the Company or a Subsidiary without Cause or by the Optionee for Good Reason.

(b) Shareholder Approval. Any other provision of this Agreement notwithstanding, no portion of this option constituting an ISO is exercisable at any time prior to the approval of the Plan by the shareholders of the Company.

(c) Partial Exercise. At any time before any exercisable portion of the option becomes unexercisable under this Agreement, that portion may be exercised in whole or in part, except that the Company is not required to issue fractional shares and the option may not be exercised for less than 100 Shares unless the exercise is the full exercise of the exercisable portion of the option.

SECTION 4. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement with respect to NQSOs only, this option and the rights and privileges conferred by this Agreement may not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and are not subject to sale under execution, attachment, levy or similar process. The terms of the Plan and this Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

SECTION 5. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company in a form acceptable to the Company. The notice must specify the election to exercise this option, the number of Shares for which it is being exercised and the form and amount of payment. The notice must be signed by the person exercising this option. If this option is exercised by the representative of the Optionee, the notice must be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative must deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 6 for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a proper notice of exercise and payment for the Shares, the Company will issue a certificate or certificates for the Shares as to which this option has been exercised.

(c) Withholding Taxes. If the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, must make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee must also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

SECTION 6. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. All or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Those Shares must be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date when this option is exercised. The Optionee may not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

(c) Exercise/Sale or Exercise/Pledge. If and to the extent permitted by law and approved by the Committee, in the event that generally accepted accounting principles require the Company to record the grant of options as an expense, and if the Stock is publicly traded, all or part of the Purchase Price and any withholding taxes may be paid as follows:

(i) by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company; or

(ii) by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

SECTION 7. TERM AND EXPIRATION.

(a) Basic Term. This option will expire on the date that is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in this Agreement and Section 4(b) of the Plan applies).

(b) Termination of Service. If the Optionee’s Service terminates then this option will expire in accordance with the provisions contained in the Plan.

(c) Notice Concerning ISO Treatment. If this option is designated as an ISO in this Agreement, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 8. LEGALITY OF INITIAL ISSUANCE.

No Shares will be issued upon the exercise of this option unless and until the Company has determined that:

(a) It and the Optionee have taken any actions required to register the Shares under the Securities Act or to perfect an exemption from the registration requirements thereof,

(b) Any applicable listing requirement of any stock exchange or other securities market on which Stock is listed has been satisfied; and

(c) Any other applicable provision of state or federal law has been satisfied.

SECTION 9. NO REGISTRATION RIGHTS.

The Company may, but is not obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company is not obligated to take any affirmative action to cause the sale of Shares under this Agreement to comply with any law.

SECTION 10. RESTRICTIONS ON TRANSFER.

(a) Securities Law Restrictions. Regardless of whether the offering and sale of Shares under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions on the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, those restrictions are necessary or desirable to achieve compliance with the Securities Act, the securities laws of any state or any other law. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 is conclusive and binding on the Optionee and all other persons.

(b) Investment Intent at Agreement. The Optionee represents and agrees that the Shares to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(c) Investment Intent at Exercise. If the sale of Shares under this Agreement is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee will represent and agree at the time of exercise that the Shares being acquired upon exercising this option are being acquired for investment, and not with a view to their sale or distribution, and will make any other representations that are deemed necessary or appropriate by the Company and its counsel.

(d) Legends. All certificates evidencing Shares purchased under this Agreement in an unregistered transaction will bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

(e) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this agreement is no longer required, the holder of the certificate will be entitled to exchange the certificate for a certificate representing the same number of Shares but without the legend.

(f) Administration. Any good faith determination by the Company and its counsel in connection with any of the matters set forth in this Section 10 is conclusive and binding on the Optionee and all other persons.

SECTION 11. CHANGE OF CONTROL.

Notwithstanding Section 6(g) of the Plan, the exercisability of the option granted pursuant to this Agreement shall not accelerate as a result of a Change in Control.

SECTION 12. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 8(a) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) will be adjusted or exchanged as set forth in Section 8(a) of the Plan. In the event that the Company is a party to a merger, consolidation or other reorganization, this option will be subject to the agreement of merger, consolidation or other reorganization, as provided in Section 8(b) of the Plan.

SECTION 13. MISCELLANEOUS PROVISIONS.

(a) Income Tax Consequences. The Optionee acknowledges that the Company has advised him or her that there are income tax consequences related to the purchase of Shares by the Optionee and that the Company has recommended that he or she obtain independent advice on the tax consequences of the purchase of the Shares. The Optionee hereby releases and discharges the Company and its affiliates, directors, officers and agents from any and all responsibility or liability with respect to any tax consequences to the Optionee of his or her purchase or sale of the Shares of the Company purchased by the Optionee under the Plan or otherwise.

(b) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative has any rights as a shareholder with respect to any Shares subject to this option prior to the date of issuance to the Optionee or the Optionee’s representative of a certificate or certificates for the Shares.

(c) No Retention Rights. Nothing in this Agreement or in the Plan confers upon the Optionee any right to continue in Service for any period of time or interferes with or otherwise restricts in any way the rights of the Company (or any Subsidiary) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason.

(d) Notice. Any notice required by the terms of this Agreement must be given in writing and will be deemed effective upon personal delivery, upon deposit (with fees prepaid) with nationally recognized overnight delivery service, or on the fifth business day following deposit (with first class postage and fees prepaid) with the United States Postal Service. Notice must be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(e) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the grant and exercise of the option. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the option.

(f) Choice of Law. This Agreement is governed by, and construed in accordance with, the laws in force in the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement.

OPTIONEE: /s/ Spencer Sterling Signature Spencer Sterling Name of Optionee	COMPANY: DDS TECHNOLOGIES USA, INC. By: /s/ Leo Paul Koulos Chairman Compensation Committee

APPENDIX A

DDS TECHNOLOGIES USA, INC. 2003 STOCK OPTION PLAN
NOTICE OF STOCK OPTION EXERCISE

OPTIONEE INFORMATION:

Name:

Social Security Number:

Address:

OPTION INFORMATION
Date of Grant: March 29, 2005     Type of Option: x NQSO
                      __ NQSO

Exercise Price per Share: $1.00

Total number of common shares of DDS Technologies USA, Inc. (the “Company”) covered by option: 400,000 Shares

EXERCISE INFORMATION:

Number of common shares of the Company for which option is being exercised now: _ . (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares: $

Form of payment enclosed:

Check for $____________, made payable to “DDS Technologies USA, Inc.”

Other:

The certificate for the Purchased Shares should be sent to the following address:

Optionee’s signature:
            ____________________________